STIFEL FINANCIAL CORP.
Form 8-K Dated August 9, 2005
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:
James M. Zemlyak
Chief Financial Officer
(314) 342-2228

For Immediate Release

Stifel Financial Corp. Reports Second Quarter Results

    Net Revenues of $64.0 Million Up 8%
    Net Income of $5.6 Million Up 12%
    Diluted EPS of $0.46 Up 12%

St. Louis, Missouri - August 9, 2005 - Stifel Financial Corp. (NYSE: "SF") today reported unaudited quarterly net income of $5.6 million, or $0.46 per diluted share, on net revenues of $64.0 million for the quarter ended June 30, 2005, compared to net income of $5.0 million, or $0.41 per diluted share, on net revenues of $59.4 million for the comparable quarter of 2004. All prior period share and earnings per share amounts have been retroactively restated to reflect the four-for-three stock split distributed in September 2004. For the quarter ended June 30, 2005, the Company achieved pre-tax margin of 15% and a 17% return on average equity.

For the six months ended June 30, 2005, the company posted net income of $10.0 million, or $0.81 per diluted share, on net revenues of $124.2 million, compared with $11.9 million, or $0.97 per diluted share, on net revenues of $126.9 million, for the same period one year earlier. Net income for the six-month period ended June 30, 2004 included a $1.0 million tax benefit, or $0.08 per diluted share, recorded in the first quarter, resulting from the settlement of a state tax matter covering a number of tax years. For the six-month period ended June 30, 2005, the Company achieved pre-tax margin of 13% and a 15% return on average equity.

At June 30, 2005, the Company's equity was $138.5 million, resulting in book value per share of $14.25. During the first half of 2005, the Company repurchased 453,592 shares, under existing Board authorization, at an average cost of $20.70 per share.

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "Our Company achieved excellent second quarter financial results, especially considering the difficult market conditions. We are pleased with both our pre-tax margins of 15% and our annualized return on average equity of 17%. These results underscore our commitment to our business strategy."

Second Quarter Discussion

Net revenues for the quarter increased 8% to $64.0 million from $59.4 million in the prior year second quarter, and increased 6% from the first quarter of 2005. Commission and principal transaction revenues increased 2% to $34.3 million from $33.8 million from the same period last year and down 3% from the first quarter of 2005. Investment banking revenues increased 17% to $15.7 million in the second quarter of 2005 from $13.3 million in the prior year second quarter, and increased 14% from the first quarter of 2005. Asset management and service fees increased 12% to $10.1 million from $9.1 million in the second quarter of 2004 and increased 7% from the first quarter of this year. Net interest increased 51% to $3.1 million from $2.0 million in the prior year second quarter, and increased 32% from the first quarter of 2005. Other revenues decreased 35% to $773,000 from $1.2 million in the prior year second quarter, and increased $1.4 million from the first quarter of 2005.

Total non-interest expenses in the 2005 second quarter were $54.7 million, up 7% from $51.1 million in the same period of 2004, and increased 3% from the first quarter of 2005. Employee compensation and benefits increased 9% to $41.6 million from $38.2 million in the prior year second quarter and increased 2% from the first quarter of 2005. As a percentage of net revenues, compensation and benefits totaled 65.0% in the second quarter of 2005, 64.4% in the 2004 comparable quarter, and 67.6% in the first quarter of 2005. A portion of compensation and benefits includes transition pay in connection with the Company's expansion efforts. Excluding these expenses, compensation and benefits as a percentage of net revenues totaled 61.2% in the second quarter of 2005, 60.5% in the 2004 comparable quarter, and 63.8% in the first quarter of 2005. Excluding compensation and benefits, non-interest expenses increased 2% from the prior year second quarter and increased 7% from the first quarter of 2005.

Six-Month Discussion

Net revenues for the year decreased 2% to $124.2 million from $126.9 million in the prior year. Commission and principal transaction revenues decreased 5% to $69.6 million from $73.4 million in the same period last year. Investment banking revenues decreased 3% to $29.4 million in 2005 from $30.3 million in the prior year. Asset management and service fees increased 11% to $19.6 million from $17.7 million in 2004. Net interest increased 36% to $5.4 million from $4.0 million in the prior year. Other revenues decreased 92% to $118,000 from $1.6 million in the prior year.

Total non-interest expenses in 2005 were $107.6 million, down 1% from $108.7 million in the same period of 2004. Employee compensation and benefits decreased 1% to $82.3 million from $83.4 million in the prior year. As a percentage of net revenues, compensation and benefits totaled 66.3% in 2005, and 65.7% in 2004. A portion of compensation and benefits includes transition pay in connection with the Company's expansion efforts. Excluding these expenses, compensation and benefits as a percentage of net revenues totaled 62.5% in 2005 and 62.1% in the comparable six-month period of 2004. Excluding compensation and benefits, non-interest expenses remained relatively unchanged from the prior year.

Business Segment Results for the Three Months Ended June 30, 2005:

    Private Client Group ("PCG") net revenues for the second quarter of 2005 were $48.3 million, an increase of 8% from the second quarter of 2004, and a 2% increase from the first quarter of 2005. PCG recorded an operating contribution of $11.6 million, a 1% increase from the second quarter of 2004, and an increase of 3% from the first quarter of this year.

    Equity Capital Markets ("ECM") recorded net revenues of $9.4 million, a 2% increase from the same quarter last year and a 9% increase from the first quarter of 2005. ECM operating contribution totaled $3.3 million, a 20% increase from the second quarter of 2004 and a 22% increase from the first quarter of 2005. The Company lead or co-managed 24 equity, debt, closed end funds, or trust preferred offerings during the second quarter 2005, compared to 17 in the same period one year earlier and 20 during the first quarter 2005.

    Fixed Income Capital Markets ("FICM") posted net revenues of $4.6 million, an increase of 9% from the prior year second quarter and an increase of 12% from the previous quarter. During the 2005 second quarter, FICM recorded an operating contribution of $885,000, an increase of 49% from the prior year second quarter and an increase of 63% from the previous quarter. The FICM senior or co-managed 51 offerings during the second quarter 2005 compared to 37 offerings in the same period one year earlier and 27 offerings during the first quarter 2005.

Business Segment Results for the Six Months Ended June 30, 2005:

    PCG net revenues for 2005 were $95.4 million, a decrease of 2% from the same period of 2004. PCG operating contribution totaled $22.8 million, a 12% decrease from the same period one-year earlier.

    Equity Capital Markets recorded revenues of $18.0 million, a 10% decrease from the same period last year. ECM operating contribution totaled $6.1 million, a 4% decrease from 2004. The Company lead or co-managed 44 equity, debt, closed end funds, or trust preferred offerings during the first half of 2005, compared to 40 in the same period one year earlier.

    Fixed Income Capital Markets posted net revenues of $8.7 million, an increase of 7% from the prior year first six months. During 2005, FICM recorded an operating contribution of $1.4 million, an increase of 51% from the prior year. The FICM senior or co-managed 78 offerings in the first half of 2005 compared to 80 offerings in the same period one year earlier.

Share Repurchase

Stifel's board of directors authorized the repurchase of up to 2,000,000 additional shares. These purchases may be made on the open market or in privately negotiated transactions, depending upon market conditions and other factors. Repurchased shares may be used to meet obligations under the Company's employee benefit plans and for general corporate purposes. This authorization is in addition to Stifel's previously announced stock repurchase plan.

Conference Call Information

Stifel Financial Corp. will hold a conference call, August 10, 2005, at 9:30 a.m. EST. This call will be Web cast and can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. To participate on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call.

Company Information

Stifel Financial Corp. is a financial services holding company whose subsidiaries are engaged in general securities brokerage, investment banking, and money management with 90 locations in 17 states, primarily in the Midwest. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward Looking Statements

Statements in this news release contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to the Company and those specific to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, general economic conditions, actions of competitors, regulatory actions, changes in legislation, and technology changes. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this news release. The Company does not undertake any obligation to publicly update any forward-looking statements.

# # #

(Tables attached)

Stifel Financial Corp. Summary of Results of Operations (Unaudited) (In Thousands, Except Per Share Amounts)
	Three Months Ended						Percent Change From
	6/30/2005	% of Net Revenues	3/31/2005	% of Net Revenues	6/30/2004	% of Net Revenues	3/31/2005	6/30/2004
Revenues
Commissions	$ 23,557	36.8%	$ 24,335	40.4%	$ 22,087	37.2%	-3%	7%
Investment banking	15,656	24.5%	13,741	22.8%	13,333	22.4%	14%	17%
Principal transactions	10,761	16.8%	10,981	18.2%	11,707	19.7%	-2%	-8%
Asset management and service fees	10,146	15.9%	9,451	15.7%	9,058	15.3%	7%	12%
Other	773	1.2%	(655)	-1.0%	1,186	2.0%	n/a	-35%
Total operating revenues	60,893	95.2%	57,853	96.1%	57,371	96.6%	5%	6%
Interest revenue	4,318	6.7%	3,440	5.7%	3,099	5.2%	26%	39%
Total revenues	65,211	101.9%	61,293	101.8%	60,470	101.8%	6%	8%
Less: Interest expense	1,240	1.9%	1,105	1.8%	1,059	1.8%	12%	17%
Net revenues	63,971	100.0%	60,188	100.0%	59,411	100.0%	6%	8%
Non-Interest Expenses
Employee compensation and benefits	41,593	65.0%	40,689	67.6%	38,241	64.4%	2%	9%
Occupancy and equipment rental	5,117	8.0%	5,505	9.1%	5,230	8.8%	-7%	-2%
Communication and office supplies	2,891	4.5%	2,561	4.3%	2,368	4.0%	13%	22%
Commissions and floor brokerage	994	1.6%	844	1.4%	918	1.5%	18%	8%
Other operating expenses	4,071	6.4%	3,325	5.5%	4,332	7.3%	22%	-6%
Total non-interest expenses	54,666	85.5%	52,924	87.9%	51,089	86.0%	3%	7%
Income before income taxes	9,305	14.5%	7,264	12.1%	8,322	14.0%	28%	12%
Provision for income taxes	3,685	5.7%	2,906	4.8%	3,287	5.5%	27%	12%
Net income	$ 5,620	8.8%	$ 4,358	7.3%	$ 5,035	8.5%	29%	12%
Per Share Information
	Three Months Ended					Percent Change From
	6/30/2005	3/31/2005		6/30/2004			3/31/2005	6/30/2004
Earnings Per Share:
Basic	$ 0.58		$ 0.44	$ 0.51			32%	14%
Diluted	$ 0.46		$ 0.35	$ 0.41			31%	12%
Number of Shares for Earnings Per Share Computations:
Basic shares	9,720		9,830	9,805			-1%	-1%
Diluted shares	12,350		12,415	12,402			-1%	0%
All shares and earnings per share amounts reflect the four-for-three stock split distributed in September 2004.

Stifel Financial Corp. Summary of Results of Operations (Unaudited) (In Thousands, Except Per Share Amounts)
	Six Months Ended				Change
	6/30/2005	% of Net Revenues	6/30/2004	% of Net Revenues	Amount	Percent
Revenues
Commissions	$ 47,892	38.6%	$ 49,180	38.8%	$ (1,288)	-3%
Investment banking	29,397	23.7%	30,303	23.9%	(906)	-3%
Principal transactions	21,742	17.5%	24,170	19.1%	(2,428)	-10%
Asset management and service fees	19,597	15.8%	17,688	13.9%	1,909	11%
Other	118	0.1%	1,551	1.2%	(1,433)	-92%
Total operating revenues	118,746	95.7%	122,892	96.9%	(4,146)	-3%
Interest revenue	7,758	6.2%	6,113	4.8%	1,645	27%
Total revenues	126,504	101.9%	129,005	101.7%	(2,501)	-2%
Less: Interest expense	2,345	1.9%	2,144	1.7%	201	9%
Net revenues	124,159	100.0%	126,861	100.0%	(2,702)	-2%
Non-Interest Expenses
Employee compensation and benefits	82,282	66.3%	83,365	65.7%	(1,083)	-1%
Occupancy and equipment rental	10,622	8.5%	10,203	8.0%	419	4%
Communication and office supplies	5,452	4.4%	4,915	3.9%	537	11%
Commissions and floor brokerage	1,838	1.5%	1,722	1.4%	116	7%
Other operating expenses	7,396	6.0%	8,534	6.7%	(1,138)	-13%
Total non-interest expenses	107,590	86.7%	108,739	85.7%	(1,149)	-1%
Income before income taxes	16,569	13.3%	18,122	14.3%	(1,553)	-9%
Provision for income taxes	6,591	5.3%	6,213	4.9%	378	6%
Net income	$ 9,978	8.0%	$ 11,909	9.4%	$ (1,931)	-16%
Per Share Information
	Six Months Ended				Change
	6/30/2005		6/30/2004		Amount	Percent
Earnings Per Share:
Basic	$ 1.02		$ 1.23		$ (0.21)	-17%
Diluted	$ 0.81		$ 0.97		$ (0.16)	-16%
Number of Shares for Earnings Per Share Computations:
Basic shares	9,775		9,708		67	1%
Diluted shares	12,353		12,234		119	1%
All shares and earnings per share amounts reflect the four-for-three stock split distributed in September 2004.
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

Stifel Financial Corp. Summary of Segment Data & Statistical Information (Unaudited) ($ In Thousands, Except Per Share Amounts)

Segment Data
	Three Months Ended			Percent Change From		Six Months Ended		Change
Net Revenues	6/30/2005	3/31/2005	6/30/2004	3/31/2005	6/30/2004	6/30/2005	6/30/2004	Percent
Private client	$ 48,262	$ 47,158	$ 44,794	2%	8%	$ 95,420	$ 97,086	-2%
Equity capital markets	9,354	8,614	9,199	9%	2%	17,968	20,053	-10%
Fixed income capital markets	4,594	4,095	4,200	12%	9%	8,689	8,084	7%
Other	1,761	321	1,218	449%	45%	2,082	1,638	27%
Total net revenues	$ 63,971	$ 60,188	$ 59,411	6%	8%	$ 124,159	$126,861	-2%
Operating Contribution
Private client	$ 11,571	$ 11,188	$ 11,495	3%	1%	$ 22,759	$ 25,833	-12%
Equity capital markets	3,322	2,730	2,764	22%	20%	6,052	6,331	-4%
Fixed income capital markets	885	542	593	63%	49%	1,427	946	51%
Other / unallocated overhead	(6,473)	(7,196)	(6,530)	n/a	n/a	(13,669)	(14,988)	n/a
Income before income taxes	$ 9,305	$ 7,264	$ 8,322	28%	12%	$ 16,569	$ 18,122	-9%
Statistical Information
	Three Months Ended			Percent Change From		Six Months Ended		Change
	6/30/2005	3/31/2005	6/30/2004	3/31/2005	6/30/2004	6/30/2005	6/30/2004	Percent
Total Operating Revenues	$ 60,893	$ 57,853	$ 57,371	5%	6%	$ 118,746	$122,892	-3%
Net Operating Interest	3,854	3,111	2,816	24%	37%	6,965	5,522	26%
Non-Interest Expenses (1)	51,731	50,119	48,727	3%	6%	101,850	103,889	-2%
Adjusted EBITDA (2)	13,016	10,845	11,460	20%	15%	23,861	24,525	-3%
Amortization and Depreciation	2,935	2,805	2,362	5%	24%	5,740	4,850	18%
Interest on Long-Term Debt (3)	776	776	776	0%	0%	1,552	1,553	0%
Income before income taxes	9,305	7,264	8,322	28%	13%	16,569	18,122	-9%
Provision for income taxes	3,685	2,906	3,287	27%	14%	6,591	6,213	6%
Net income	$ 5,620	$ 4,358	$ 5,035	29%	13%	$ 9,978	$ 11,909	-16%
Earnings Per Share (4) :
Diluted	$ 0.46	$ 0.35	$ 0.41	31%	12%	$ .81	$ 0.97	-16%
Stockholders' Equity	$ 138,536	$ 132,873	$ 119,475	4%	16%
Book Value Per Share	$ 14.25	$ 13.59	$ 12.25	5%	16%
Total Assets	$ 439,497	$ 436,479	$ 441,791	1%	-1%
Investment Executives	434	438	416	-1%	4%
Full-Time Employees	1,189	1,163	1,145	2%	4%
Locations	90	88	86	2%	5%
Total Client Assets	$23,466,000	$20,207,000	$21,250,000	16%	10%

(1) Non-interest expenses exclude depreciation and amortization of intangibles and employment incentives. Employment incentives include up-front loans and restricted stock units.

(2) Adjusted EBITDA, which is defined as net income before income taxes, depreciation, amortization of intangibles and employment incentives, and interest on long-term debt, represents a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income, the most directly comparable measure under accounting principles generally accepted in the United States (GAAP), is included in the table above. The Company believes that adjusted EBITDA is a useful measure of financial performance because of its focus on the Company's results from operations before income taxes, depreciation, amortization, and interest. The Company also believes that this measure is an alternative financial measure of performance used by investors, rating agencies, and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

(3) Long-term debt is composed of 9% $34.5 million Debenture to Stifel Financial Capital Trust I issued April 25, 2002.
(4) All earnings per share amounts have been adjusted to reflect the four-for-three stock split distributed in September 2004.
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.